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                                                                  EXHIBIT 11.1
                               HEARTSTREAM, INC.
                      COMPUTATION OF NET LOSS PER SHARE

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                                                                        Three Months Ended March 31,
                                                                      --------------------------------
                                                                          1997               1996
                                                                      ----------          ------------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (4,125,369)         $(2,090,892)
                                                                      ----------          ------------
Shares used in calculating historical net loss per share:
  Weighted average shares outstanding. . . . . . . . . . . . . . .    11,674,610            7,968,115
  Net effect of preferred stock issued, after giving
    effect to the conversion into common stock, at
    less than the offering price during the 12 months
    prior to the Company's filing of its initial public
    offering, calculated using the treasury stock
    method at an offering price of $13 per share,
    and treated as outstanding for all periods prior
    to the closing date of the Company's initial public
    offering . . . . . . . . . . . . . . . . . . . . . . . . . . .            --              407,220
  Net effect of stock options granted or exercised at
    less than the offering price during the 12 months
    prior to the Company's filing of its initial public
    offering, calculated using the treasury stock
    method at an offering price of $13 per share,
    and treated as outstanding for all periods prior
    to the closing date of the Company's initial
    public offering. . . . . . . . . . . . . . . . . . . . . . . .            --              150,187
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Shares used in computation of historical net loss
  per share. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,674,610            8,525,522
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Historical net loss per share. . . . . . . . . . . . . . . . . . .   $     (0.35)         $     (0.25)
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Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(4,125,369)         $(2,090,892)
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Shares used in calculating pro forma net loss per share:
  Weighted average shares outstanding. . . . . . . . . . . . . . .    11,674,610            7,968,115
  Weighted average common shares giving effect to
    the conversion of preferred stock into common
    for all periods subsequent to issuance                                    --            2,040,772
  Net effect of stock options granted or exercised at
    less than the offering price during the 12 months
    prior to the Company's filing of its initial public
    offering, calculated using the treasury stock
    method at an offering price of $13 per share,
    and treated as outstanding for all periods
    prior to the closing date of the Company's initial
    public offering. . . . . . . . . . . . . . . . . . . . . . . .            --              150,187
                                                                      ----------          ------------
Shares used in computation of pro forma net loss
  per share. . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,674,610           10,159,074
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Pro forma net loss per share                                         $     (0.35)         $     (0.21)
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